First Amendment to Employment Agreement Between
               Thomas M. Fogt and AmVestors Financial Corporation
                             Dated January 1, 1997


     THIS FIRST AMENDMENT, to be effective May 28, 1997, is attached to and made part of that certain Employment Agreement between Thomas M. Fogt and AmVestors Financial Corporation ( the "Company") dated January 1, 1997.
     IN CONSIDERATION of the mutual promises provided herein, Mr. Fogt and the Company hereby agree as follows:
Section 1.1 is hereby deleted and replaced with the following new Section 1.1:

1.1 Full-time

     The Company has agreed to employ you, and you have agreed to accept employment with the Company in connection with the preparation stage of project "Hornet" as set forth below. For purposes of this Agreement, the term "Company" shall include AmVestors and all of its subsidiaries and affiliates.

     During the term of your employment you will not be required to commute to the home office of the Company everyday, except as required to perform your duties in connection with project "Hornet" or such other duties as assigned from time to time by the Chief Executive Officer or the Board of Directors. In addition, and notwithstanding Section 4.2a or 4.2b(1) or any other provision of this Agreement to the contrary, during the term of your employment, you shall be free to seek other employment or pursue other business interests as long as such interests are not detrimental to the business of the Company and do not interfere with your duties hereunder.

Section 1.2 is hereby deleted and replaced with the following new Section 1.2:

1.2 Duties

     Your title, which may be changed from time to time by the Chief Executive Officer, or the Board of Directors, in its discretion, shall be Executive Vice President - Corporate Development.

     You shall be responsible for the duties assigned by the Chief Executive Officer or the Board of Directors of the Company from time to time, including, but not limited to, the preparation stages of project "Hornet".

Section 2.1 is hereby deleted and replaced with the following new Section 2.1:

2.1 Term of Employment

     Subject to the terms and conditions hereof, this Agreement shall continue in force until the earlier of the consummation of project "Hornet" or March 31, 1998. For purposes of this Agreement, consummation of project "Hornet" shall mean the date upon the occurrence of a Change of Control (as defined in that certain Incentive Stock Option Agreement dated March 27, 1997 between the Company and Mr. Fogt).

Section 2.2b is hereby deleted and replaced with the following new Section 2.2b:

b. Voluntary Severance

     Your employment  under this Agreement may be terminated by you, upon thirty
(30) days prior written notice to the Company. All compensation and benefits provided at the Company's expense, as described in Section 3 of this Agreement, shall terminate on the date of your termination under this Section 2.2b. Notwithstanding the foregoing, you shall be entitled to receive all severance benefits provided in Section 3.5. Nothing in this Section 2.2b shall be construed to limit any rights provided in any stock option agreement granted to you prior to your termination.

Section 2.2c is hereby deleted in its entirety.

Section 3 is hereby amended to include the following new Section 3.5:

Section 3.5 Severance Benefits

     Upon the earlier of the  occurrence  of a voluntary  severance  pursuant to
Section 2.2b, Change of Control, as defined in that certain Incentive Stock Option Agreement dated March 27, 1997 between the Company and you, or March 31, 1998, you shall be entitled to receive a severance benefit equal to one full years salary ("Severance Benefit"). The Severance Benefit shall be payable in equal bi-monthly installments for the twelve (12) months following your severance as set forth in this Section 3.5.
IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed this 28 day of May, 1997.


AmVestors Financial Corporation                      Agreed and Accepted


By:/s/Ralph W. Laster, Jr.                              /s/ Thomas M. Fogt
Title: Chairman & CEO                                       Thomas M. Fogt
86